EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Simon E. Rote, Vice President of Finance and Acting Chief Financial Officer of Copart, Inc. hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Copart, Inc. on Form 10-Q for the quarter ended January 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of Copart, Inc.

/s/ Simon E. Rote
Simon E. Rote
Vice President of Finance and Acting Chief Financial Officer

Date: March 11, 2004